EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

Aljoma Holding Company, LLC	Michigan	UFP Lafayette, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP Lansing, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP McMinnville, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Mid-Atlantic, LLC	Michigan
CA Truss, Inc.	Michigan	UFP Millry, LLC	Michigan
Discount Building Products, LLC	Michigan	UFP Minneota, LLC	Michigan
Eovations, LLC	Michigan	UFP Morristown, LLC	Michigan
International Wood Industries, Inc.	California	UFP Moultrie, LLC	Michigan
Maine Ornamental, LLC	Michigan	UFP National Enterprises, Inc.	Michigan
Metaworld Technologies, LLC	Michigan	UFP New London, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP New Waverly, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP New Windsor, LLC	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP New York, LLC	Michigan
PR Distribution, LLC	Puerto Rico	UFP Northeast, LLC	Michigan
Shawnlee Construction, L.L.C.	Michigan	UFP Parker, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Purchasing, Inc.	Michigan
TKT Real State, S. de R.L. de C.V.	Mexico	UFP Ranson, LLC	Michigan
Tresstar, LLC	Michigan	UFP Real Estate, Inc.	Michigan
U.F.P. Mexico Holdings, S. de R.L.	Mexico	UFP Riverbank, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Riverside, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Saginaw, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Salisbury, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP San Antonio, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Sauk Rapids, LLC	Michigan
UFP Blanchester, LLC	Michigan	UFP Schertz, LLC	Michigan
UFP Burleson, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Chandler, LLC	Michigan	UFP Southwest, LLC	Michigan
UFP Distribution, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Eastern Division, Inc.	Michigan	UFP Thorndale Partnership	Canada
UFP Eaton LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Eatonton, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Elizabeth City, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Emlenton, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Far West, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Folkston, LLC	Michigan	UFP Washington, LLC	Michigan
UFP Gear, LLC	Michigan	UFP West Central, LLC	Michigan
UFP Gordon, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Grandview, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Granger, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Great Lakes, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Gulf, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Haleyville, LLC	Michigan	Universal Consumer Products, Inc.	Michigan
UFP Harrisonville, LLC	Michigan	Universal Forest Products of Canada, Inc.	Canada
UFP Hillsboro, LLC	Michigan	Universal Forest Products RMS, LLC	Michigan
UFP Holding Company, Inc.	Michigan	Universal Forest Products Texas LLC	Michigan
UFP Houston, LLC	Michigan	Universal Truss, Inc.	Michigan
UFP ISF, LLC	Michigan	Upshur Forest Products, LLC	Michigan
UFP Janesville, LLC	Michigan